EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Popular, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2008

	By:	/s/ Richard L. Carrión

Name: Richard L. Carrión Title: Chief Executive Officer
     A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.